EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Haverty Furniture Companies, Inc. listed below of our reports dated March 11, 2008, with respect to the consolidated financial statements and schedule of Haverty Furniture Companies, Inc. and the effectiveness of internal control over financial reporting of Haverty Furniture Companies, Inc. included in the Annual Report (Form 10-K) of Haverty Furniture Companies, Inc. for the year ended December 31, 2007.

(1)	Registration Statements (Form S-8 Nos. 333-53215 and 333-66012) pertaining to the 1998 Stock Option Plan of Haverty Furniture Companies, Inc.

(2)	Registration Statements (Form S-8 Nos. 33-45724 and 333-66010) pertaining to the Employee Stock Purchase Plan of Haverty Furniture Companies, Inc.

(3)	Registration Statement (Form S-8 No. 33-44285) pertaining to the Thrift Plan and Trust of Haverty Furniture Companies, Inc.

(4)	Registration Statement (Form S-8 No. 333-120352) pertaining to the 2004 Long Term Incentive Plan of Haverty Furniture Companies, Inc.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 11, 2008